EX 99.28(n)(1)(iii)

Amendment to

JNL Variable Fund LLC Multiple Class Plan

This Amendment is made by JNL Variable Fund LLC, a Delaware limited liability company (“Company”) to its Multiple Class Plan (“Plan”).

Whereas, the Plan was adopted on April 29, 2013, and as amended on September 16, 2013, by the Company on behalf of the investment portfolios (each a “Fund”) as shown on Schedule A to the Plan, in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended.

Whereas, the following fund merger has been approved by the Board of Managers of the Company and the Board of Trustees of JNL Series Trust (“JNLST”):

-	JNL/Mellon Capital NYSE® International 25 Fund of the Fund is being merged into the JNL/Mellon Capital International Index Fund of JNLST.

Whereas, pursuant to the merger outlined herein-above, the Company has agreed to amend Schedule A of the Plan to remove the JNL/Mellon Capital NYSE® International 25 Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the Company hereby agrees to amend the Plan as follows:

Schedule A to the Plan is hereby deleted and replaced in its entirety with Schedule A dated September 15, 2014, attached hereto.

In Witness Whereof, the Company has caused this Amendment to be executed as of this 4th day of June 2014, effective September 15, 2014.

JNL Variable Fund LLC

By:	/s/ Kristen K. Leeman
Name:	Kristen K. Leeman
Title:	Assistant Secretary

Schedule A
Dated September 15, 2014
Investment Portfolios

Fund	Class
JNL/Mellon Capital DowSM 10 Fund	Class A
JNL/Mellon Capital Global 15 Fund	Class A
JNL/Mellon Capital Nasdaq® 25 Fund	Class A
JNL/Mellon Capital Value Line® 30 Fund	Class A
JNL/Mellon Capital S&P® 24 Fund	Class A
JNL/Mellon Capital 25 Fund	Class A
Class B
JNL/Mellon Capital JNL 5 Fund	Class A
Class B
JNL/Mellon Capital JNL Optimized 5 Fund	Class A
Class B
JNL/Mellon Capital S&P® SMid 60 Fund	Class A
Class B
JNL/Mellon Capital Communications Sector Fund	Class A
Class B
JNL/Mellon Capital Consumer Brands Sector Fund	Class A
Class B
JNL/Mellon Capital Financial Sector Fund	Class A
Class B
JNL/Mellon Capital Healthcare Sector Fund	Class A
Class B
JNL/Mellon Capital Oil & Gas Sector Fund	Class A
Class B
JNL/Mellon Capital Technology Sector Fund	Class A
Class B

A -1